Exhibit 99.1

SenesTech Announces Warrant Exercise for $1.1 Million in Gross Proceeds
PHOENIX, AZ – March 10, 2025 – SenesTech, Inc. (NASDAQ: SNES, "SenesTech" or the "Company"), a pioneer in fertility control solutions for managing rodent populations, announced today the entry into definitive agreements for the immediate exercise of certain outstanding warrants to purchase an aggregate of 374,718 shares of the Company's common stock originally issued by the Company on August 23, 2024, each having an original exercise price of $4.35 per share, at a reduced exercise price of $2.90 per share. In addition, the Company will issue new short-term warrants, as described below. The closing of the warrant exercise transaction is expected to occur on or about March 11, 2025, subject to Stockholder Approval (as defined herein) and satisfaction of customary closing conditions.

H.C. Wainwright is acting as the exclusive placement agent for the transaction.

The aggregate gross proceeds from the exercise of the existing warrants are expected to be approximately $1.1 million, before deducting placement agent fees and other offering expenses payable by the Company. The potential gross proceeds from the new short-term warrants, if fully exercised on a cash basis, will be approximately $4.3 million. No assurance can be given that any of the new short-term warrants will be exercised. The Company expects to use the net proceeds from the transaction for working capital and general corporate purposes.

The resale of the shares of common stock issuable upon the exercise of the existing warrants has been registered pursuant to an effective registration statement on Form S-3 (File No. 333-282286).

As consideration for the exercise of such existing warrants for cash, the Company will issue new unregistered short-term warrants to purchase up to an aggregate of 1,498,872 shares of common stock at an exercise price of $2.90 per share in a private placement, which will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares of common stock upon exercise of such warrants (the "Stockholder Approval") and will expire eighteen months following the date of the Stockholder Approval.

The new short-term warrants being offered have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. Accordingly, the new short-term warrants and the shares of common stock issuable upon the exercise of the new short-term warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About SenesTech

SenesTech is committed to creating healthier environments by humanely managing animal pest populations through fertility control. The company's groundbreaking products, including Evolve™ rodent birth control, integrate seamlessly into pest management programs, significantly enhancing their effectiveness while reducing reliance on traditional poisons. SenesTech's mission is to create cleaner cities, more efficient businesses, and healthier communities with products that are humane, effective, and sustainable.

For more information, visit https://senestech.com.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, among others, the following: the satisfaction of customary closing conditions, the intended use of proceeds from the offering, the anticipated closing of the offering, the exercise of the new short-term warrants prior to their expiration and the receipt of Stockholder Approval. Forward-looking statements may describe future expectations, plans, results or strategies and are often, but not always, made through the use of words such as "believe," "may," "future," "plan," "will," "should," "expect," "anticipate," "eventually," "project," "estimate," "continuing," "intend" and similar words or phrases. You are cautioned that such statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, market and other conditions; the successful commercialization of our products; market acceptance of our products; our financial performance, including our ability to fund operations; our ability to maintain compliance with Nasdaq's continued listing requirements; and regulatory approval and regulation of our products and other factors and risks identified from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investor Relations: Robert Blum, Lytham Partners, LLC, 602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc., 928-779-4143
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